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         Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective No. 5 to the registration statement on Form N-1A (the
"Registration Statement") of our report dated December 16, 1999, relating to the financial statements and financial highlights of Alliance Select Investors Series Fund, Inc.
(the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus relating to Class A, Class B and Class C shares of the Fund (the "Prospectus")which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Shareholder Services - Statements and Reports" and "General Information -
Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus.


/s/ PricewaterhouseCoopers LLP


PriceWaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 22, 2000




















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